Exhibit 1

EXECUTION COPY

JETBLUE AIRWAYS CORPORATION

Pass Through Certificates

Series 2004-1

UNDERWRITING AGREEMENT

March 18, 2004

March 18, 2004

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

As representatives of the several
Underwriters named in
Schedule I hereto

(the “Representatives”)

c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

JetBlue Airways Corporation, a Delaware corporation (the “Company”), proposes that Wilmington Trust Company, a Delaware banking corporation, as pass through trustee (the “Trustee”) under the Class G-1 Trust, Class G-2 Trust and the Class C Trust (each as defined below), issue and sell to the several underwriters named in Schedule I hereto its pass through certificates in the aggregate face amounts and with the interest rates and final expected distribution dates set forth on Schedule II hereto (the “Offered Certificates”) on the terms and conditions stated herein.

The Offered Certificates will be issued pursuant to three separate pass through trust agreements, each dated as of March 24, 2004, between the Company and the Trustee (the “Original Pass Through Trust Agreements”).  The Original Pass Through Trust Agreements relate to the JetBlue Airways Corporation Pass Through Trust, Series 2004-1G-1-O (the “Class G-1 Trust”), the JetBlue Airways Corporation Pass Through Trust, Series 2004-1G-2-O (the “Class G-2 Trust”) and the JetBlue Airways Corporation Pass Through Trust, Series 2004-1C-O (the “Class C Trust” and together with the Class G-1 Trust and the Class G-2 Trust, the “Original Trusts”).

The cash proceeds of the offering of Offered Certificates by each Original Trust (less the amount of proceeds used to refinance Aircraft on the Issuance Date) will be paid to Wilmington Trust Company, as escrow agent (the “Escrow Agent”), under separate Escrow and Paying Agent Agreements relating to each Original Trust among the Escrow Agent, the Underwriters, the relevant Trustee and Wilmington Trust Company, as paying agent (the “Paying Agent”), for the benefit of the holders of Offered Certificates issued by such Original Trust (each, an “Escrow Agreement”).  The Escrow Agent will deposit such cash proceeds (each, a “Deposit”) with HSH Nordbank, acting through its New York branch (the “Depositary”), in accordance with a Deposit Agreement relating to the respective Original Trust

(the “Deposit Agreement”), and will withdraw Deposits upon request to allow the Trustee to purchase Equipment Notes (as defined in the Note Purchase Agreement referred to herein) from time to time pursuant to a Note Purchase Agreement to be dated as of the Issuance Date (the “Note Purchase Agreement”) among the Company, the Trustee of each of the Original Trusts and Wilmington Trust Company, as Subordination Agent (as hereinafter defined) and as Paying Agent and the Escrow Agent.  The Escrow Agent will issue receipts to be attached to each related Offered Certificate (“Escrow Receipts”) representing each holder’s fractional undivided interest in amounts deposited with the Escrow Agent and will pay to such holders through the related Paying Agent interest accrued on the Deposits and received by such Paying Agent pursuant to the related Deposit Agreement at a rate per annum equal to the interest rate applicable to the corresponding Offered Certificates.

On the earlier (the “Trust Transfer Date”) of (i) the first Business Day after March 31, 2005, or if later, the fifth Business Day after the Delivery Period Termination Date (as defined in the Note Purchase Agreement) and (ii) the fifth Business Day after the occurrence of a Triggering Event (as defined in the Intercreditor Agreement), each of the Original Trusts will transfer and assign all of its assets and rights to a newly-created successor trust with substantially identical terms except as described in the Prospectus Supplement (as hereinafter defined) (each, a “Successor Trust”) governed by three separate pass through trust agreements, each to be dated as of the Issuance Date, between the Company and the Trustee, with respect to each series of Offered Certificates (each, a “Successor Pass Through Trust Agreement”).  Each Offered Certificate outstanding on the Trust Transfer Date will represent the same interest in the relevant Successor Trust as such Original Certificate represented in the relevant Original Trust.  Wilmington Trust Company initially will also act as trustee of the Successor Trusts.  As used herein, the terms “Trust” and “Pass Through Trust Agreement” shall mean “Original Trust” and “Original Pass Through Trust Agreement”, respectively; and on or after the Trust Transfer Date, such terms shall mean “Successor Trust” and “Successor Pass Through Trust Agreement”, respectively.

Certain amounts of interest payable on the Offered Certificates issued by each Trust will be entitled to the benefits of separate primary liquidity facilities and separate above-cap liquidity facilities.  Landesbank Hessen-Thhringen Girozentrale  (the “Primary Liquidity Provider”) will enter into a separate revolving credit agreement with respect to each Trust (each, a “Primary Liquidity Facility”), to be dated as of the Issuance Date for the benefit of the holders of the Offered Certificates issued by such Trust.  Morgan Stanley Capital Services Inc. (the “Above-Cap Liquidity Provider”) will enter into a separate interest rate cap agreement with respect to each Trust (each, an “Above-Cap Liquidity Facility”), each to be dated as of the Issuance Date for the benefit of the holders of the Offered Certificates issued by such Trust.  The obligations of the Above-Cap Liquidity Provider under each Above-Cap Liquidity Facility will be guaranteed in full by its parent company, Morgan Stanley (the “Above-Cap Liquidity Guarantor”), pursuant to separate guarantees (each, an “Above-Cap Liquidity Guarantee”).

The Primary Liquidity Provider, the Above-Cap Liquidity Provider, MBIA Insurance Corporation, as provider of the Policies referred to below (in such capacity, the “Policy Provider”), and the holders of the Offered Certificates will be entitled to the benefits, and subject to the terms, of an Intercreditor Agreement to be dated as of the Issuance Date (the “Intercreditor Agreement”) among the Trustee, Wilmington Trust Company, as subordination agent and trustee thereunder (the “Subordination Agent”), the Primary Liquidity Provider, the Above-Cap Liquidity Provider and the Policy Provider.

Payments of interest on the Offered Certificates issued by each of the Class G-1 Trust and the Class G-2 Trust will be supported by a financial guaranty insurance policy (each, a “Policy” and collectively, the “Policies”) issued by the Policy Provider to the extent the Primary Liquidity Facilities and the Above-Cap Liquidity Facilities for such Offered Certificates and any funds contained in the related cash collateral accounts are not available for that purpose.  Each Policy will also support the payment of the outstanding balance of the Offered Certificates issued by the Class G-1 Trust or the Class G-2 Trust, as applicable, on the respective final legal distribution date for such Offered Certificate and under certain other circumstances described in the Intercreditor Agreement and the Policies.  The Policies will be issued pursuant to an insurance and indemnity agreement dated as of the Issuance Date (the “Policy Provider Agreement”) among the Policy Provider, the Company, the Trustees for the Class G-1 Trust and the Class G-2 Trust and the Subordination Agent.

As used herein, unless the context otherwise requires, the term “Underwriters” shall mean the firms named as Underwriters in Schedule I, and the term “you” shall mean Morgan Stanley & Co. Incorporated (“Morgan Stanley”).

Capitalized terms not otherwise defined in this Agreement shall have the meanings specified therefor in the Pass Through Trust Agreements, the Note Purchase Agreement or the Intercreditor Agreement, as applicable; provided that, as used in this Agreement, the term “Operative Documents” shall mean the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Primary Liquidity Facilities, the Above-Cap Liquidity Facilities, the Above-Cap Liquidity Guarantees, the Policies, the Policy Provider Agreement, the Indemnification Agreement dated the date hereof (the “Indemnification Agreement”) among the Company, the Policy Provider and the Underwriters, the Pass Through Trust Agreements, the Note Purchase Agreement, the Fee Letter, the Policy Fee Letter, the Participation Agreements, the Indentures, the Assignment and Assumption Agreements and the Equipment Notes.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (Registration Statement No. 333-109546) relating to certain classes of securities (such registration statement, including the exhibits thereto and the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are incorporated by reference therein, as amended at the date hereof, being herein referred to as the “Registration Statement”) and the offering thereof from time to time in accordance with Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”).  A prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein, as further specified in Section 6(b) hereof, will be prepared and filed together with the base prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, being herein referred to as the “Prospectus Supplement” and any prospectus supplement relating to the Offered Certificates filed prior to the filing of the Prospectus Supplement being herein referred to as a “Preliminary Prospectus Supplement”).  The base prospectus, dated March 4, 2004, included in the Registration Statement relating to offerings of pass through certificates, as supplemented by the Prospectus Supplement, and including the documents incorporated by reference therein, is herein called the “Prospectus”, except that, if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to such base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents incorporated by reference therein.  Any reference herein to the terms “amendment” or “supplement” with respect to the Registration Statement, the Prospectus, any Preliminary Prospectus Supplement or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such Preliminary Prospectus Supplement or preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

1.                                       Representations and Warranties.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(b)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, on the effective date of any post-effective amendment, if any, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) the Registration Statement and the Prospectus comply as to form and, as amended or supplemented, if applicable, will comply as to form in all material respects with the Securities Act; and (iv) the Prospectus, as of the date thereof, does not contain and, on the Issuance Date, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus, as amended or supplemented (if applicable) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Prospectus or to statements or omissions in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1; provided that the Company makes no representations or warranties as to the Policy Provider Information (as defined in the Indemnification Agreement).

(c)                                  The consolidated financial statements included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations and cash flows or changes in financial position of the Company and its consolidated subsidiaries for the periods specified.  Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.  The summary consolidated financial data included in the Prospectus present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement.

(d)                                 The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e)                                  Each of the Company’s subsidiaries has been duly organized, is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or membership interests, as the case may be, of the Company’s subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)                                    This Agreement has been duly authorized, executed and delivered by the Company.

(g)                                 Each of the Operative Documents to which the Company is or is to be a party has been duly authorized by the Company and has been or (subject to the satisfaction of conditions precedent set forth in the Note Purchase Agreement and the Participation Agreements) will be duly executed and delivered by the Company on or prior to the Issuance Date or the applicable Closing Date (as defined in the Participation Agreements).

(h)                                 The Operative Documents to which the Company is, or is to be, a party are or will be substantially in the form heretofore supplied to you, and, when duly executed and delivered by the Company will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  Each Pass Through Trust Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act.  The Offered Certificates, the Equipment Notes and the Operative Documents will conform in all material respects to the descriptions thereof in the Prospectus.

(i)                                     When executed, authenticated, issued and delivered in the manner provided for in the related Original Pass Through Trust Agreement and sold and paid for as provided in this Agreement, the Offered Certificates will be validly issued and will be entitled to the benefits of the related Original Pass Through Trust Agreement.  Based on applicable law as in effect on the date hereof, upon the execution and delivery of the Assignment and Assumption Agreements in accordance with the Original Pass Through Trust Agreements, the Offered Certificates will be validly outstanding under, and entitled to the benefits of, the related Successor Pass Through Trust Agreement.  When executed, authenticated, issued and delivered in the manner provided for in the related Escrow Agreement, the Escrow Receipts will be validly issued and will be entitled to the benefits of the related Escrow Agreement.

(j)                                     The Equipment Notes to be issued under each Indenture, when duly executed and delivered by the Company, and duly authenticated by the Indenture Trustee in accordance with the terms of such Indenture, will be duly issued under such Indenture and will constitute the valid and binding obligations of the Company, except as may be subject to (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).  The holders of the Equipment Notes issued under each Indenture will be entitled to the benefits of such Indenture.

(k)                                  The execution and delivery by the Company of this Agreement and of the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions contemplated by this Agreement, by such Operative Documents, and compliance by the Company with the terms of this Agreement and such Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the certificate of incorporation or by-laws of the Company and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than as specified in, or permitted by, the applicable Operative Document) upon any property or assets of the Company under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other material agreement or other instrument to which the Company is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of its properties (other than the securities or Blue Sky laws of the various states, as to which the Company makes no representation or warranty), except, in the case of either clause (A) or (B) above, for such conflicts, breaches, defaults or Liens that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.  No consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Offered Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Company of its obligations under this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and such Operative Documents, except (i) such as are required under the Securities Act, the Exchange Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states, (ii) filings or recordings with the Federal Aviation Administration (“FAA”) and under the Uniform Commercial Code as in effect in Delaware, which filings or recordings shall have been made or duly presented for filing with respect to each Aircraft and the related Equipment Notes on or prior to the Closing Date (as defined in the applicable Participation Agreement) for such Aircraft, (iii) filings, recordings, notices or other ministerial actions pursuant to any routine recordings, contractual or regulatory requirements applicable to the Company, (iv) filings, recordings, notices or other actions contemplated by the Operative Agreements in connection with the leasing or reregistration of the Aircraft and (v) filings, recordings, notices or other actions with respect to each Aircraft, all of which have either been, or will be, completed on or prior to the Closing Date (as defined in the applicable Participation Agreement) relating to such Aircraft and will be in full force and effect on such Closing Date.

(l)                                     There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(m)                               There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(n)                                 Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o)                                 Neither the Company nor any Original Trust is, nor (based on applicable law as in affect on the date hereof) will any Successor Trust be as of the execution and delivery of the related Assignment and Assumption Agreement in accordance with the related Original Pass Through Trust Agreement, an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and after giving effect to the offering and sale of the Offered Certificates and the application of the proceeds thereof as described in the Prospectus, none of the Original Trusts will be, nor (based on applicable law as in effect on the date hereof) will any Successor Trust be as of the execution and delivery of the related Assignment and Assumption Agreement in accordance with the related Original Pass Through Trust Agreement, nor will the escrow arrangements relating to the Trusts contemplated by the respective Escrow Agreements result in the creation of, an “investment company”, as defined in the Investment Company Act.

(p)                                 The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where any such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q)                                 To the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(r)                                    Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, or entered into any material transaction, in each case, not in the ordinary course of business or as described in or contemplated by the Prospectus (including, without limitation, aircraft acquisitions or financing so described in or contemplated by the Prospectus); (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock (other than repurchases of unvested shares of the Company’s capital stock pursuant to its equity incentive plans); (iii) there has not been any material change in the capital stock, short-

term debt or long-term debt of the Company except in each case as described in or contemplated by the Prospectus (including, without limitation, aircraft financing so described in or contemplated by the Prospectus); and (iv) there has been no prohibition or suspension of the operation of the Company’s aircraft, including as a result of action taken by the FAA or the Department of Transportation.

(s)                                  Each of the Company and its subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except liens and encumbrances on aircraft and engines of the Company (provided that in the case of the Aircraft delivered on or prior to the Issuance Date, only such liens as are permitted by the Operative Documents) and such as are described in or contemplated by the Prospectus or such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company or its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries, in each case except as described in or contemplated by the Prospectus.

(t)                                    (i) Each of the Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively “Government Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the Department of Transportation, the FAA or the Federal Communications Commission necessary to conduct the business now operated by it; (ii) each of the Company and its subsidiaries is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; (iii) all of the Government Licenses are valid and in full force, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and (iv) the Company has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, is reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u)                                 Except as described in or contemplated by the Prospectus, no material labor dispute with the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware, but without any independent investigation or inquiry, of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole.

(v)                                 The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which it is engaged; provided, that the Company currently maintains war risk insurance on its aircraft under the FAA’s insurance program authorized under 49 U.S.C. § 44301 et seq. (“War Risk Insurance”); the Company has not been refused any insurance coverage sought or applied other than in connection with instances where the Company was seeking to obtain insurance coverage at more attractive rates; and, other than with respect to War Risk Insurance coverage, the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

(w)                               The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations in all material respects and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability.

(x)                                   The Company (i) is an “air carrier” within the meaning of 49 U.S.C. Section 40102(a); (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo; and (iii) is a “citizen of the United States” as defined in 49 U.S.C. Section 401102.

(y)                                 Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent accountants as required by the Securities Act.

2.                                       Agreements to Sell and Purchase.  Subject to the terms and conditions set forth herein and in Schedule III, and in reliance upon the representations and warranties herein contained, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the face amount thereof, the aggregate face amount of Offered Certificates set forth opposite the name of such Underwriter in Schedule I.  Concurrently with the issuance of the Offered Certificates, the Escrow Agent shall issue and deliver to the relevant Trustee the Escrow Receipts in accordance with the terms of the relevant Escrow Agreements, which Escrow Receipts shall be attached to the related Offered Certificates.

The Company will pay to Morgan Stanley at the Issuance Date (i) for the accounts of the Underwriters any fee, commission or other compensation that is specified in Schedule III hereto, and (ii) the structuring fee that is specified in Schedule III.  Such payment will be made by federal funds wire transfer or other immediately available funds.

3.                                       Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective face amount of the Offered Certificates on the terms to be set forth in the Prospectus, as soon after the Registration Statement and this Agreement become effective as in your judgment is advisable.

4.                                       Payment and Delivery.  Delivery of and payment for the Offered Certificates (with attached Escrow Receipts) shall be made at the offices of Vedder, Price, Kaufman & Kammholz, P.C., 805 Third Avenue, New York, New York 10022 at 9:00 A.M. on March 24, 2004 or on such other date, time and place as may be agreed upon by the Company and you (such date and time of delivery and payment for the Offered Certificates being herein called the “Issuance Date”).  Delivery of the Offered Certificates (with attached Escrow Receipts) issued by each Trust shall be made to your account at The Depository Trust Company for the respective accounts of the several Underwriters against payment by the Underwriters by wire transfer of immediately available funds to the Depositary and the Company.  Upon delivery, the Offered Certificates shall be registered in the name of Cede & Co. or in such other names and in such denominations as you may request in writing.

The Company agrees to have one or more global certificates representing the Offered Certificates of each Trust available for inspection and checking by you in New York, New York not later than one full business day prior to the Issuance Date.

5.                                       Conditions to Obligations. The obligations of the Company to cause the Trustee to sell the Offered Certificates to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Offered Certificates on the Issuance Date are subject to the following conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Issuance Date:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s or MBIA Insurance Corporation’s securities, including the Offered Certificates, by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(ii)                                  each of the Operative Documents (other than the Indentures, Participation Agreements and Equipment Notes relating to any Aircraft to be delivered after the Issuance Date and expected to be financed with the proceeds of the issuance and sale of the Offered Certificates) shall have been duly executed and delivered by each of the parties thereto; and

(iii)                               there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, or MBIA Insurance Corporation from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

(b)                                 The Underwriters shall have received on the Issuance Date a certificate, dated the Issuance Date and signed by an executive officer of the Company, to the effect set forth in Subsections 5(a)(i) above and to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as of the Issuance Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date), (ii) the Company has complied in all material respects with all of the agreements and satisfied in all material respects all of the conditions on its part to be performed or satisfied hereunder on or before the Issuance Date, and (iii) the representations and warranties of the Company contained in each of the Operative Documents to which it is a party and executed by the Company on or before the Issuance Date shall be true and correct as of the Issuance Date (except to the extent that they relate solely to an earlier or later date, in which case they shall be true and correct as of such earlier or later date).  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  On the Issuance Date, you shall have received an opinion of each of Nixon Peabody LLP, outside counsel for the Company, and Vedder Price, Kaufman & Kammholz, P.C., special counsel for the Company, each dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits A-1 and A-2 hereto, respectively.

(d)                                 On the Issuance Date, you shall have received an opinion of James G. Hnat, Vice President & General Counsel of the Company, dated the Issuance Date, and in form and substance reasonably satisfactory to you and counsel for the Underwriters substantially to the effect set forth in Exhibit B hereto.

(e)                                  On the Issuance Date, you shall have received an opinion of Morris, James, Hitchens & Williams LLP, counsel for Wilmington Trust Company, individually and as Trustee, Subordination Agent, Paying Agent, and Escrow Agent, dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect as set forth in Exhibit C hereto.

(f)                                    On the Issuance Date, you shall have received an opinion of Pillsbury Winthrop LLP, special counsel for the Primary Liquidity Provider, and an opinion of German in-house counsel for the Primary Liquidity Provider, each dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect as set forth in Exhibits D-1 and D-2 hereto, respectively.

(g)                                 On the Issuance Date, you shall have received an opinion of Pillsbury Winthrop LLP, special counsel for the Above-Cap Liquidity Provider and the Above-Cap Liquidity Guarantor, and opinions of in-house counsel for the Above-Cap Liquidity Provider and the Above-Cap Liquidity Guarantor, respectively, each the dated the

Issuance Date, in form and substance reasonably satisfactory to you and counsel to the Underwriters, substantially to the effect set forth in Exhibits E-1, E-2 and E-3 hereto, respectively.

(h)                                 On the Issuance Date, you shall have received an opinion of Simpson Thacher & Bartlett LLP, special counsel for the Depositary, and an opinion of German in-house counsel for the Depositary and Jon D. Karnofsky, General Counsel of the New York branch of the Depositary, each dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits F-1, F-2 and F-3 hereto, respectively.

(i)                                     On the Issuance Date, you shall have received an opinion of Latham & Watkins, special counsel for the Policy Provider, and an opinion of the General Counsel of the Policy Provider, each dated the Issuance Date and in form and substance reasonably satisfactory to you and counsel for the Underwriters, substantially to the effect set forth in Exhibits G-1 and G-2, respectively.

(j)                                     On the Issuance Date, you shall have received an opinion of Shearman & Sterling LLP, special counsel for the Underwriters, dated the Issuance Date, with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require.

(k)                                  The Underwriters shall have received, on each of the date hereof and the Issuance Date, a letter dated the date hereof or the Issuance Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements for the years ended December 31, 2003, 2002 and 2001 and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Issuance Date shall use a “cut-off date” not earlier than the date hereof.

(l)                                     The Company shall have furnished to you and to counsel for the Underwriters, in form and substance satisfactory to you and to them, such other documents, certificates and opinions as such counsel may reasonably request in order to pass upon the matters referred to in Section 5(j) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

(m)                               Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Issuance Date, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

(n)                                 On the Issuance Date, the Offered Certificates shall: (i) in the case of the Offered Certificates of the Class G-1 Trust and Class G-2 Trust, be rated “AAA” and, in the case of the Offered Certificates of the Class C Trust, be rated  “BB+” by Standard & Poor’s Ratings Service; and (ii) in the case of the Offered Certificates of the Class G-1 Trust and Class G-2 Trust, be rated  “Aaa” and, in the case of the Offered Certificates of the Class C Trust, be rated “Ba1” by Moody’s Investors Service, Inc.

The Company agrees to furnish, promptly after each Closing Date (as defined in each Participation Agreement), to the Underwriters a copy of each opinion required to be delivered under the applicable Participation Agreement addressed to the Underwriters and of such other documents furnished in connection with the fulfillment of the conditions precedent therein as the Underwriters or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time prior to the Issuance Date and such termination shall be without liability of any party to any other party, except as provided in Section 6.  Notwithstanding any such termination, the provisions of Section 7 shall remain in effect.

6.                                       Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(a)                                  To furnish to you, without charge, five signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 4:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)                                 Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and which sets forth the face amount of the Offered Certificates and their terms not otherwise specified in the base prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the face amount of the Offered Certificates that each such Underwriter severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates.  The Company will promptly transmit copies of the Prospectus Supplement and the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act.

(c)                                  During the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

(d)                                 If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act, the Company promptly will prepare and file with the Commission, subject to paragraph (e) of this Section 6, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance.  Neither your consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

(e)                                  At any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement in a form to which you shall reasonably object.

(f)                                    The Company has furnished or will furnish to you and your counsel, without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

(g)                                 The Company will take such actions as you may request to qualify the Offered Certificates for sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Offered Certificates.  The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

(h)                                 During the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act and the Securities Act Regulations, the Company will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.

(i)                                     The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company, which will comply as to form with the provisions of Rule 158 under the Securities Act.

(j)                                     Between the date of this Agreement and the Issuance Date, other than in connection with the resale of its 3½% Convertible Notes due 2033, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Offered Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act.

(k)                                  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Offered Certificates under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Offered Certificates to the Underwriters, including any transfer or other taxes payable thereon, (iii) the printing or processing and distribution of this Agreement, the Offered Certificates, the Operative Documents, the Underwriters’ Questionnaire, any Blue Sky or legal investment memorandum in connection with the offer and sale of the Offered Certificates under state law and all expenses in connection with the qualification of the Offered Certificates for offer and sale under state law as provided in Section 6(g), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and expenses of the Trustee, the Loan Trustees, the Subordination Agent, the Primary Liquidity Provider, the Above-Cap Liquidity Provider, the Depositary, the Escrow Agent, the Paying Agent, and the Policy Provider, including the reasonable fees and disbursements of their respective counsel, in connection with the Offered Certificates and the Operative Documents, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Certificates by the National Association of Securities Dealers, Inc., (vi) any fees charged by rating agencies for rating the Offered Certificates (including annual surveillance fees related to the Offered Certificates as long as they are outstanding), (vii)  all fees and expenses relating to appraisals of the Aircraft, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Certificates, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and such proportion of the cost of any aircraft chartered in connection with the road show as shall be agreed upon separately by the Company and the Representatives (it being understood that the Underwriters shall be responsible for paying travel and lodging expenses of the Representatives and such proportion of the cost of any aircraft chartered in connection with the road show and any ground transportation used by the Representatives in connection with the road show as shall be so separately agreed upon), and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  The reasonable fees and disbursements of counsel to the Underwriters will be paid as shall be agreed upon separately by the Company and the Representatives.  It is understood, however, that except as provided in this Section, Section 7 and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses and any advertising expenses connected with any offers they may make.

7.                                       Indemnity and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission (x) based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein, (y) in the Policy Provider Information or (z) in that part of the Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act on Form T-1; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered

Certificates, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Certificates to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by Morgan Stanley in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate face amount of the Offered Certificates.  The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective face amount of Offered Certificates they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Certificates.

8.                                       Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Issuance Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by either Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley, on behalf of the Underwriters, is material and adverse and which singly or together with any other such event specified in this clause (v), makes it, in the judgment of Morgan Stanley, on behalf of the Underwriters, impracticable to proceed with the offer, sale or delivery of the Offered Certificates on the terms and in the manner contemplated in the Prospectus.

9.                                       Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Issuance Date any one or more of the Underwriters shall fail or refuse to purchase Offered Certificates that it has or they have agreed to purchase hereunder on such date, and the aggregate face amount of Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate face amount of the Offered Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the face amount of Offered Certificates set forth opposite their respective names in Schedule I bears to the aggregate face amount of Offered Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Offered Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate face amount of Offered Certificates that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such aggregate face amount of Offered Certificates without the written consent of such Underwriter.  If, on the Issuance Date, any Underwriter or Underwriters shall fail or refuse to purchase Offered Certificates and the aggregate face amount of Offered Certificates with respect to which such default occurs is more than one-tenth of the aggregate face amount of Offered Certificates to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Offered Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Issuance Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.                                 Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.                                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

JETBLUE AIRWAYS CORPORATION

By:	/s/ John Harvey
	Name:	John Harvey
	Title:	VP Corporate Finance & Treasurer

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

Acting severally on behalf
of themselves and the
several Underwriters named
in Schedule I hereto.

By: MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Cecilia Park
	Name:	Cecilia Park
	Title:	Executive Director

SCHEDULE I

Underwriter	Face amount Of Class G-1 Certificates	Face amount Of Class G-2 Certificates	Face amount Of Class C Certificates
Morgan Stanley & Co. Incorporated	$29,779,000	$46,974,000	$31,001,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	29,777,000	46,972,000	31,001,000

Citigroup Global Markets Inc.	29,777,000	46,972,000	31,001,000

Credit Lyonnais Securities (USA) Inc.	29,777,000	46,972,000	31,001,000

Total	$119,110,000	$187,890,000	$124,004,000

SCHEDULE II

Pass Through Certificates, Series 2004-1

Pass Through Certificate Designation	Face Amount	Interest Rate	Final Expected Distribution Date
2004-1G –1	$119,110,000	USD Three-Month LIBOR plus 0.375%	December 15, 2013
2004-1G–2	$187,890,000	USD Three-Month LIBOR plus 0.420%	March 15, 2014
2004-1C	$124,004,000	USD Three-Month LIBOR plus 4.250%	March 15, 2008

SCHEDULE III

Underwriting fees, discounts, commissions or other compensation to Morgan Stanley:

(i) for the account of the Underwriters	$3,232,530
(ii) for the structuring fee	$538,755